Exhibit 99.1

DATE: March 13, 2008

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2001 Spring Road

Suite 425

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C.

ANNOUNCE YEAR END 2007 RESULTS

OAK BROOK, IL March 13, 2008 — Safety Products Holdings, Inc. (“Holdings”) and Norcross Safety Products L.L.C. (“NSP”, and collectively with Holdings, the “Company”), today announced results for the year ended December 31, 2007. The following discussion presents results for both NSP and the Company where the results between the two differ.

In 2007, net sales of the Company were $608.9 million compared to $537.7 million in 2006. Gross profit of the Company was $233.0 million in 2007 compared to $201.0 million in 2006. Income from operations was $70.6 million and $60.2 million for NSP and $70.4 million and $59.9 million for the Company for the years ended December 31, 2007 and 2006, respectively.

The Company’s net sales increase of $71.2 million, or 13.2%, was attributable to increased net sales in each of its three operating segments. In our general safety and preparedness segment, the net sales increase of $40.0 million, or 10.8%, was the result of overall North American and international organic growth and favorable exchange rates. In our fire service segment, net sales increased by $12.7 million, or 14.5%, due in part to a more normalized pattern of fire grant acts when compared to 2006. In addition, the issuance of the new National Fire Protection Association (“NFPA”) standard is creating increased demand for the Company’s patented products. In our electrical safety segment, net sales increased by $18.5 million, or 23.4%, primarily driven by strong overall market demand, new product penetration and incremental net sales resulting from the acquisition of The White Rubber Corporation.

The Company’s gross profit increased by $32.0 million, or 15.9%, primarily due to the increase in net sales, favorable margin realization and the favorable impact of lower inventory purchase accounting adjustments and LIFO charges. The Company’s gross profit margin of 38.3% in 2007 compared favorably to the 37.4% gross profit margin in 2006.

In 2007, income from operations increased by $10.4 million, or 17.1% for NSP and $10.5 million, or 17.5% for the Company. In our general safety and preparedness segment, income from operations increased by $6.0 million, or 13.1%, primarily due to the higher net sales volume, favorable margin realization and the favorable impact of lower inventory purchase accounting adjustments and LIFO charges, partially offset by higher restructuring and merger-related charges. In 2006, there was a curtailment gain recognized as a result of freezing our U.S. defined benefit plans and 2007 was favorably impacted by a reduction in the reserve for respiratory claims. In our fire service segment, income from operations increased by $4.1 million, or 48.7%, primarily as a result of higher net sales and improved margin performance. In our electrical safety segment, income from operations increased by $3.2 million, or 21.5%, as higher net sales and the favorable impact of lower inventory purchase accounting adjustments and LIFO charges were partially offset by higher restructuring and merger-related charges and inefficiencies associated with acquisition integration activities. Excluding the impact of management incentive compensation of $1.7 million in 2007 and $1.6 million in 2006, corporate expenses increased by $2.8 million for NSP and $2.7 million for the Company, primarily due to higher payroll, administrative expenses and professional fees. The increase in professional fees was partially due to fees associated with the engagement of a supply-chain improvement consulting firm.

As of December 31, 2007, NSP and the Company had working capital of $186.3 million and $188.1 million, respectively, and cash of $70.1 million and $70.8 million, respectively. The Company’s capital expenditures were $12.0 million in 2007 and $11.6 million in 2006.

“EBITDA” is net income plus interest expense, net, income tax expense and depreciation and amortization expense. EBITDA and the supplemental information are summarized below as management believes that EBITDA and the supplemental information are useful to investors as they provide investors with disclosures of NSP’s and the Company’s operating performance on the same basis as that used by management. EBITDA does not represent and should not be considered as an alternative to net income, as determined by accounting principles generally accepted in the United States (“GAAP”), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA does not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

The following table reconciles net income to EBITDA for NSP:

	Year Ended December 31,
	2006	2007

Net income	$21,861	$27,070
Add:
Interest expense, net	26,602	26,299
Income tax expense	13,119	13,736
Depreciation and amortization	25,713	26,527
EBITDA	$87,295	$93,632

The following table reconciles net income to EBITDA for the Company:

	Year Ended December 31,
	2006	2007

Net income	$8,864	$12,781
Add:
Interest expense, net	46,252	48,075
Income tax expense	6,140	6,064
Depreciation and amortization	25,713	26,527
EBITDA	$86,969	$93,447

The following table sets forth supplemental information regarding items that are included in net income of both NSP and the Company:

	Year Ended December 31,
	2006	2007
Management incentive compensation	$1,610	$1,679
Inventory purchase accounting adjustments	1,062	—
Loss on the sale of property, plant and equipment	99	523
Non-cash pension curtailment gain	(6,751)	—
LIFO charges	944	514
(Income) loss from discontinued operations, net of tax (1)	(220)	2,813
Respiratory claims reserve reduction	—	(1,800)
Supply chain consulting fees	—	1,570
Restructuring and merger-related charges	1,539	3,696
Total	$(1,717)	$8,995

(1)          Represents discontinued operations related to the disposal of the Company’s South African subsidiary. The Company has reflected South Africa’s historical results of operations and transaction loss as discontinued operations.

We are a leading designer, manufacturer and marketer of branded products in the fragmented personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries. We sell our products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, NEOS, Morning Pride, Ranger, Servus, Pro-Warrington, American Firewear, Salisbury and Safety Line. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, turnout gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Friday, March 14th at 10:00 a.m. EDT. The call in number is (800) 952-3470. A recording of the conference call will be available for 72 hours after the completion of the call. The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21378469.

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘intent,’’ ‘‘likely,’’ ‘‘will,’’ ‘‘should,’’ and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status, and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

NORCROSS SAFETY PRODUCTS L.L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands)

	Year ended December 31,
	2006	2007

Net sales	$537,675	$608,897
Cost of goods sold	336,633	375,924
Gross profit	201,042	232,973
Operating expenses:
Selling	49,974	55,250
Distribution	31,589	37,080
General and administrative (1)	46,179	54,883
Amortization of intangibles	11,508	11,485
Restructuring and merger-related charges	1,539	3,696
Total operating expenses	140,789	162,394
Income from operations	60,253	70,579
Other expense (income):
Interest expense	27,207	27,829
Interest income	(605)	(1,530)
Other, net	(1,132)	639
Income from continuing operations before income taxes and minority interest	34,783	43,641
Income tax expense	13,119	13,736
Minority interest	23	22
Income from continuing operations	21,641	29,883
(Income) loss from discontinued operations (including loss on disposal of subsidiary of $3,022 in 2007), net of income tax	(220)	2,813
Net income	$21,861	$27,070

(1) General and administrative expenses exclude amortization of intangibles and include $1,610 and $1,679 of management incentive compensation for the years ended December 31, 2006 and 2007, respectively.

NORCROSS SAFETY PRODUCTS L.L.C.

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	December 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$26,096	$70,093
Accounts receivable, less allowance of $2,323 and $2,332 in 2006 and 2007, respectively	73,306	76,359
Inventories	108,270	108,415
Deferred income taxes	2,143	1,762
Prepaid expenses and other current assets	3,555	3,602
Total current assets	213,370	260,231
Property, plant and equipment, net	69,627	68,676
Deferred financing costs, net	6,387	5,045
Goodwill	158,011	165,023
Other intangible assets, net	281,438	275,325
Other noncurrent assets	5,119	7,234
Total assets	$733,952	$781,534

Liabilities and member’s equity
Current liabilities:
Accounts payable	$21,891	$20,283
Accrued expenses	40,543	40,823
Current maturities of long-term obligations	5,830	12,802
Total current liabilities	68,264	73,908
Long-term liabilities:
Pension, postretirement and deferred compensation	17,082	13,792
Long-term obligations	320,666	307,677
Due to Safety Products Holdings, Inc.	1,339	4,484
Other noncurrent liabilities	7,008	12,163
Deferred income taxes	64,602	64,142
Total long-term liabilities	410,697	402,258

Minority interest	199	221

Member’s equity:
Contributed capital	222,828	224,472
Retained earnings	21,169	47,510
Accumulated other comprehensive income	10,795	33,165
Total member’s equity	254,792	305,147
Total liabilities and member’s equity	$733,952	$781,534

SAFETY PRODUCTS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands)

	Year ended December 31,
	2006	2007

Net sales	$537,675	$608,897
Cost of goods sold	336,633	375,924
Gross profit	201,042	232,973
Operating expenses:
Selling	49,974	55,250
Distribution	31,589	37,080
General and administrative (1)	46,505	55,068
Amortization of intangibles	11,508	11,485
Restructuring and merger-related charges	1,539	3,696
Total operating expenses	141,115	162,579
Income from operations	59,927	70,394
Other expense (income):
Interest expense	46,857	49,624
Interest income	(605)	(1,549)
Other, net	(1,132)	639
Income from continuing operations before income taxes and minority interest	14,807	21,680
Income tax expense	6,140	6,064
Minority interest	23	22
Income from continuing operations	8,644	15,594
(Income) loss from discontinued operations (including loss on disposal of subsidiary of $3,022 in 2007), net of income tax	(220)	2,813
Net income	$8,864	$12,781

(1) General and administrative expenses exclude amortization of intangibles and include $1,610 and $1,679 of management incentive compensation for the years ended December 31, 2006 and 2007, respectively.

SAFETY PRODUCTS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	December 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$26,796	$70,811
Accounts receivable, less allowance of $2,323 and $2,332 in 2006 and 2007, respectively	73,306	76,359
Inventories	108,270	108,415
Deferred income taxes	2,143	1,762
Prepaid expenses and other current assets	3,624	3,665
Total current assets	214,139	261,012
Property, plant and equipment, net	69,627	68,676
Deferred financing costs, net	16,517	13,149
Goodwill	157,242	164,254
Other intangible assets, net	281,438	275,325
Other noncurrent assets	5,119	7,234
Total assets	$744,082	$789,650

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,891	$20,283
Accrued expenses	40,596	40,942
Current maturities of long-term obligations	4,820	11,654
Total current liabilities	67,307	72,879
Long-term liabilities:
Pension, postretirement and deferred compensation	17,082	13,792
Long-term obligations	470,140	477,059
Other noncurrent liabilities	7,008	12,163
Deferred income taxes	55,460	50,231
Total long-term liabilities	549,690	553,245

Minority interest	199	221

Shareholders’ equity:
Common shares	110	110
Contributed capital	111,883	113,527
Retained earnings	4,098	16,503
Accumulated other comprehensive income	10,795	33,165
Total shareholders’ equity	126,886	163,305
Total liabilities and shareholders’ equity	$744,082	$789,650